RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 1999-QS12 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 1999-QS12


           $ 105,015              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                       Supplement dated November 22, 1999
                                       to
                 Prospectus Supplement dated September 23, 1999
                                       to
                         Prospectus dated March 24, 1999

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 23, 1999.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................               3     $    209,991        2.02%     $ 69,997        73.36%
500 - 519 ................................               3          148,353        1.43        49,451        80.00
520 - 539 ................................               4          212,324        2.05        53,081        79.19
540 - 559 ................................               1          112,810        1.09       112,810        80.00
560 - 579 ................................               3          151,186        1.46        50,395        72.71
580 - 599 ................................               5          155,059        1.49        31,012        71.40
600 - 619 ................................               2          183,345        1.77        91,672        68.63
620 - 639 ................................              11          590,856        5.70        53,714        75.76
640 - 659 ................................              11          472,046        4.55        42,913        71.17
660 - 679 ................................              18        1,047,979       10.10        58,221        71.52
680 - 699 ................................              16          773,661        7.46        48,354        71.80
700 - 719 ................................              21        1,244,825       12.00        59,277        70.44
720 - 739 ................................              23        1,245,779       12.01        54,164        66.55
740 - 759 ................................              22        1,279,840       12.34        58,175        76.23
760 - 779 ................................              16          970,068        9.35        60,629        66.02
780 - 799 ................................              17          788,189        7.60        46,364        65.08
800 or greater ...........................              16          769,082        7.41        48,068        66.32
Subtotal with Credit Score ...............             192     $ 10,355,392       99.84%     $ 53,934        70.60%
Not Available ............................               1           16,774        0.16        16,774        90.00
                                                       ---     ------------      ------      --------        -----
Total, Average or Weighted Average .......             193     $ 10,372,165      100.00%     $ 53,742        70.63%
                                                       ===     ============      ======

         Mortgage Loans indicated as having a credit score that is "Not Available" include certain Mortgage Loans where the credit score was not provided by the related seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

         The minimum and maximum credit scores of the Mortgage Loans were 443 and 815, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 704.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................              95     $  5,987,496       57.73%     $ 63,026           704       68.52%
Second/Vacation ..........................               4          230,292        2.22        57,573           655       75.30
Non Owner-occupied .......................              94        4,154,377       40.05        44,196           707       73.43
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             193     $ 10,372,165      100.00%     $ 53,742           704       70.63%
                                                       ===     ============      ======


                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................              74     $  3,379,690       32.58%     $ 45,671           712       75.05%
Rate/Term Refinance ......................              48        2,815,636       27.15        58,659           687       66.35
Equity Refinance .........................              71        4,176,840       40.27        58,829           710       69.94
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             193     $ 10,372,165      100.00%     $ 53,742           704       70.63%
                                                       ===     ============      ======



                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................             125     $  6,444,614       62.13%     $ 51,557           701       71.05%
Two-to-four family units .................              31        1,799,402       17.35        58,045           691       72.05
Planned Unit Developments (detached) .....              17        1,340,546       12.92        78,856           726       64.71
Condo Low-Rise (less than 5 stories) .....              13          417,130        4.02        32,087           716       79.21
Planned Unit Developments (attached) .....               2          126,708        1.22        63,354           799       72.47
Condotel (5 to 8 stories) ................               1          117,154        1.13       117,154           688       65.00
Townhouse ................................               3          101,016        0.97        33,672           720       64.93
Condo High-Rise (9 stories or more) ......               1           25,595        0.25        25,595           736       75.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             193     $ 10,372,165      100.00%     $ 53,742           704       70.63%
                                                       ===     ============      ======


                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alabama ..................................               5     $    231,804        2.23%     $ 46,361           733       71.08%
Arkansas .................................               2           83,763        0.81        41,881           713       83.27
Arizona ..................................               5          240,599        2.32        48,120           697       76.76
California ...............................              14          812,689        7.84        58,049           724       70.17
Connecticut ..............................               1           13,907        0.13        13,907           731       66.00
District of Columbia .....................               1           25,595        0.25        25,595           736       75.00
Delaware .................................               1          229,344        2.21       229,344           729       75.00
Florida ..................................              26        1,573,368       15.17        60,514           720       71.32
Georgia ..................................              14          834,271        8.04        59,591           632       77.18
Illinois .................................              11          394,853        3.81        35,896           690       54.73
Indiana ..................................               1           34,612        0.33        34,612           583       80.00
Kansas ...................................               2          110,500        1.07        55,250           647       68.15
Kentucky .................................               3          179,373        1.73        59,791           776       72.40
Louisiana ................................               1           35,691        0.34        35,691           708       70.00
Massachusetts ............................               3          263,879        2.54        87,960           751       49.06
Maryland .................................               2          168,707        1.63        84,354           774       73.84
Maine ....................................               1           45,099        0.43        45,099           515       80.00
Michigan .................................               2           64,405        0.62        32,202           646       69.60
Minnesota ................................               1           16,774        0.16        16,774           N/A       90.00
Missouri .................................               1           18,874        0.18        18,874           577       50.00
Mississippi ..............................               2           57,895        0.56        28,948           632       84.51
North Carolina ...........................               4          182,093        1.76        45,523           686       69.04
New Jersey ...............................               7          278,443        2.68        39,778           715       80.08
New Mexico ...............................               1           73,497        0.71        73,497           621       75.00
Nevada ...................................               3          161,278        1.55        53,759           658       84.53
New York .................................              15        1,202,991       11.60        80,199           698       67.04
Ohio .....................................               8          311,109        3.00        38,889           703       75.32
Oklahoma .................................               9          373,507        3.60        41,501           666       78.98
Oregon ...................................               1           46,301        0.45        46,301           806       75.00
Pennsylvania .............................               3          158,335        1.53        52,778           707       78.33
Rhode Island .............................               1           33,899        0.33        33,899           716       39.00
South Carolina ...........................               2           76,295        0.74        38,148           723       68.00
Texas ....................................              28        1,207,446       11.64        43,123           694       72.54
Utah .....................................               5          304,870        2.94        60,974           728       51.76
Virginia .................................               4          314,586        3.03        78,647           770       71.40
Washington ...............................               2          139,407        1.34        69,703           791       54.47
West Virginia ............................               1           72,106        0.70        72,106           791       75.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             193     $ 10,372,165      100.00%     $ 53,742           704       70.63%
                                                       ===     ============      ======

----------
No more than 2.3% of the Mortgage Loans were secured by mortgaged properties located in any one zip code area in California and no more than 2.3% of the Mortgage Loans were secured by mortgage properties located in any one zip code area outside California.




                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation .......................             108     $  5,183,908       49.98%     $ 47,999           695       75.36%
Reduced Documentation ....................              85        5,188,257       50.02        61,038           714       65.92
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             193     $ 10,372,165      100.00%     $ 53,742           704       70.63%
                                                       ===     ============      ======

         No more than 11.8% of such reduced loan documentation Mortgage Loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Mortgage Loans which were underwritten under a no stated income or no income/no asset program.

      None of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
6.500 - 6.624 ............................               1     $     25,754        0.25%     $ 25,754           760       46.00%
6.625 - 6.749 ............................               2          137,217        1.32        68,608           668       75.00
6.750 - 6.874 ............................               3          135,623        1.31        45,208           717       63.59
6.875 - 6.999 ............................               8          633,092        6.10        79,137           765       66.75
7.000 - 7.124 ............................              11          851,588        8.21        77,417           687       70.97
7.125 - 7.249 ............................               5          269,101        2.59        53,820           766       75.33
7.250 - 7.374 ............................               6          556,973        5.37        92,829           734       67.18
7.375 - 7.499 ............................              11          604,601        5.83        54,964           679       71.75
7.500 - 7.624 ............................               7          327,015        3.15        46,716           694       77.54
7.625 - 7.749 ............................              15          848,160        8.18        56,544           713       65.90
7.750 - 7.874 ............................              12          639,886        6.17        53,324           731       65.70
7.875 - 7.999 ............................              24        1,409,544       13.59        58,731           715       70.39
8.000 - 8.124 ............................              13          790,243        7.62        60,788           651       68.21
8.125 - 8.249 ............................               7          317,009        3.06        45,287           735       75.98
8.250 - 8.374 ............................               8          319,010        3.08        39,876           732       77.62
8.375 - 8.499 ............................               8          424,547        4.09        53,068           675       69.36
8.500 - 8.624 ............................              17          704,060        6.79        41,415           669       77.25
8.625 - 8.749 ............................               9          471,227        4.54        52,359           700       71.72
8.750 - 8.874 ............................              10          366,078        3.53        36,608           693       69.00
8.875 - 8.999 ............................              11          392,679        3.79        35,698           708       73.00
9.000 - 9.124 ............................               1           25,292        0.24        25,292           783       90.00
9.125 - 9.249 ............................               1           30,094        0.29        30,094           527       59.00
9.375 - 9.499 ............................               1           27,155        0.26        27,155           650       88.00
9.500 - 9.624 ............................               1           21,119        0.20        21,119           808       90.00
9.625 - 9.749 ............................               1           45,099        0.43        45,099           515       80.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             193     $ 10,372,165      100.00%     $ 53,742           704       70.63%
                                                       ===     ============      ======

         As of March 1, 2005, the weighted average mortgage rate of the Mortgage Loans was approximately 7.8009% per annum.




                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
6.220 ....................................               1     $     25,754        0.25%     $ 25,754           760       46.00%
6.345 ....................................               2          137,217        1.32        68,608           668       75.00
6.470 ....................................               3          135,623        1.31        45,208           717       63.59
6.595 ....................................               8          633,092        6.10        79,137           765       66.75
6.720 ....................................              11          851,588        8.21        77,417           687       70.97
6.845 ....................................               5          269,101        2.59        53,820           766       75.33
6.970 ....................................               6          556,973        5.37        92,829           734       67.18
                                                        --     ------------       -----      --------           ---       -----
Total, Average or Weighted Average .......              36     $  2,609,348       25.16%     $ 72,482           725       69.17%
                                                        ==     ============       =====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 4.024605569%.


                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less ..........................             153     $  6,075,165       58.57%     $ 39,707           706       71.17%
100,001 to 200,000 .......................              33        3,120,360       30.08        94,556           688       68.66
200,001 to 300,000 .......................               6          947,296        9.13       157,883           742       72.68
300,001 to 400,000 .......................               1          229,344        2.21       229,344           729       75.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             193     $ 10,372,165      100.00%     $ 53,742           704       70.63%
                                                       ===     ============      ======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less ............................              24     $  1,153,603       11.12%     $ 48,067           732
50.01 - 55.00 ............................               8          392,071        3.78        49,009           730
55.01 to 60.00 ...........................              12          584,880        5.64        48,740           722
60.01 to 65.00 ...........................              15          937,404        9.04        62,494           701
65.01 to 70.00 ...........................              26        1,464,303       14.12        56,319           718
70.01 to 75.00 ...........................              28        1,698,752       16.38        60,670           725
75.01 to 80.00 ...........................              49        3,008,702       29.01        61,402           669
80.01 to 85.00 ...........................               5          209,947        2.02        41,989           669
85.01 to 90.00 ...........................              26          922,503        8.89        35,481           712
                                                       ---     ------------      ------      --------           ---
Total, Average or Weighted Average .......             193     $ 10,372,165      100.00%     $ 53,742           704
                                                       ===     ============      ======

         The weighted average Loan to Value ratio at origination of the Mortgage Loans was approximately 70.63%

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--General" in the prospectus supplement shall be deleted in their entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   91         84        76          69           62
March 2007.......................................   81         69        57          47           37
March 2008.......................................   70         55        42          31           22
March 2009.......................................   59         42        29          20           13
March 2010.......................................   47         31        20          12            7
March 2011.......................................   34         21        12           7            3
March 2012.......................................   20         11         6           3            1
March 2013.......................................    5          3         1           1            *
March 2014.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...    4.60       3.66      2.94        2.38         1.95

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................       $2,609,347.61         $7,762,817.83
Weighted average mortgage rate .................        6.9982776102%         8.0707000000%
Weighted average servicing fee rate.............        0.2800000000%         0.3300000000%
Weighted average original term to maturity
(months) .......................................                 180                   180
Weighted average remaining term
to maturity (months) ...........................                 100                   106

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:




                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$82,512.......................        5.506%           7.072%          9.000%          11.331%          14.110%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  92,149   $10,513,716    104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days .........   1,602       192,517      2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days .........     236        28,610        372        44,459        477        64,448       488        63,986
90 days or more(2) ....     307        35,045        409        44,171        516        62,039       644        84,033
Foreclosures Pending ..     273        32,685        446        55,203        602        81,640       769       102,671
                         ------   -----------    -------   -----------    -------   -----------    ------   -----------
Total Delinquent Loans    2,418   $   288,858      3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                         ======   ===========    =======   ===========    =======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.624%        2.747%     3.157%        3.104%     3.872%        3.937%    4.073%        4.096%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032       282,672
60 to 89 days .........      526        70,816       409        51,071
90 days or more(2) ....      696        94,223       555        70,963
Foreclosures Pending ..      787       103,707       747        88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $   493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  37,066   $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days .........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days .........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2) ....      77        13,377        123        17,598        165        27,231       206        37,139
Foreclosures Pending ..      80        12,263        113        19,378        198        34,074       251        41,335
                         ------   -----------     ------   -----------     ------   -----------    ------   -----------
Total Delinquent Loans      795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                         ======   ===========     ======   ===========     ======   ===========    ======   ===========
Percent of Loan .......   2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%
Portfolio

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days .........      934       142,682       946       161,218
60 to 89 days .........      216        35,031       186        26,348
90 days or more(2) ....      258        43,618       225        34,430
Foreclosures Pending ..      279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans     1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
Percent of Loan .......    3.255%        3.291%    2.888%        2.877%
Portfolio

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         It is expected that, as of the distribution date in April 2005, the aggregate principal balance of the mortgage loans will be equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. At such time, the master servicer or the depositor may opt to exercise its right to purchase the remaining mortgage loans or the outstanding certificates as described under the section entitled "Pooling and Servicing Agreement". However, there is no assurance that such purchase will occur.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                     APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:05:09                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 1999-QS12(POOL # 4395) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4395
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110FW41    74,644,000.00   6,993,134.53     7.000000  %    130,018.86
NB      76110FW58    25,183,000.00           0.00     7.000000  %          0.00
A-P     76110FW66       994,755.29     106,226.64     0.000000  %      1,211.20
A-V     76110FW74             0.00           0.00     0.554389  %          0.00
R       76110FW82           100.00           0.00     7.000000  %          0.00
M-1     76110FW90     3,503,000.00   2,313,293.77     7.000000  %     21,862.98
M-2     76110FX24       531,000.00     350,659.16     7.000000  %      3,314.09
M-3     76110FX32       477,700.00     315,461.16     7.000000  %      2,981.43
B-1     76110FX40       318,400.00     210,263.40     7.000000  %      1,987.20
B-2     76110FX57       212,300.00     140,197.64     7.000000  %      1,325.01
B-3     76110FX65       265,344.67     106,637.74     7.000000  %      1,007.84

-------------------------------------------------------------------------------
                  106,129,599.96    10,535,874.04                    163,708.61
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB         40,753.14    170,772.00            0.00       0.00      6,863,115.67
NB              0.00          0.00            0.00       0.00              0.00
A-P             0.00      1,211.20            0.00       0.00        105,015.44
A-V         4,879.40      4,879.40            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        13,480.17     35,343.15            0.00       0.00      2,291,430.79
M-2         2,043.38      5,357.47            0.00       0.00        347,345.07
M-3         1,838.28      4,819.71            0.00       0.00        312,479.73
B-1         1,225.26      3,212.46            0.00       0.00        208,276.20
B-2           816.97      2,141.98            0.00       0.00        138,872.63
B-3           621.41      1,629.25            0.00       0.00        105,629.90

-------------------------------------------------------------------------------
           65,658.01    229,366.62            0.00       0.00     10,372,165.43
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB       93.686492    1.741853     0.545967     2.287820   0.000000   91.944640
NB        0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     106.786699    1.217576     0.000000     1.217576   0.000000  105.569123
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     660.375041    6.241216     3.848179    10.089395   0.000000  654.133825
M-2     660.375073    6.241224     3.848173    10.089397   0.000000  654.133849
M-3     660.375042    6.241218     3.848189    10.089407   0.000000  654.133823
B-1     660.374997    6.241206     3.848178    10.089384   0.000000  654.133791
B-2     660.375129    6.241215     3.848187    10.089402   0.000000  654.133914
B-3     401.883328    3.798187     2.341895     6.140082   0.000000  398.085141

_______________________________________________________________________________


DETERMINATION DATE       21-March-05
DISTRIBUTION DATE        25-March-05

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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 1999-QS12 (POOL #  4395)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4395
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        2,189.06
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       542.67

SUBSERVICER ADVANCES THIS MONTH                                        6,684.16
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     6     308,266.24

 (B)  TWO MONTHLY PAYMENTS:                                    1     134,788.83

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      49,628.62


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         50,409.09

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      10,372,165.44

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          193

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                       88,598.59

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         67.05053650 %    28.56677600 %    4.33849890 %
PREPAYMENT PERCENT           91.04157560 %     0.00000000 %    8.95842440 %
NEXT DISTRIBUTION            66.84538240 %    28.45361084 %    4.40997480 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     500,000.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.80093700
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              104.21

POOL TRADING FACTOR:                                                 9.77311273


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 1999-QS12 (POOL #  4395)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4395
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        2,033.85
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       512.80

SUBSERVICER ADVANCES THIS MONTH                                        6,684.16
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     6     308,266.24

 (B)  TWO MONTHLY PAYMENTS:                                    1     134,788.83

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      49,628.62


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         50,409.09

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                       9,632,623.45

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          189

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                       87,975.62

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         72.08513700 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT           91.62554200 %     0.00000000 %    8.37445800 %
NEXT DISTRIBUTION            71.90563600 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     500,000.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.84665914
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              104.50

POOL TRADING FACTOR:                                                12.17303360


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 1999-QS12 (POOL #  4395)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4395
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                          155.21
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                        29.87

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                         739,541.99

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                            4

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                          622.97

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION          0.00000000 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT           70.00000000 %     0.00000000 %   30.00000000 %
NEXT DISTRIBUTION             0.00000000 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     500,000.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.20539878
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              100.50

POOL TRADING FACTOR:                                                 2.73916997